Exhibit 7.1

Joint Filing Agreement

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of this statement on Schedule 13D (including any and all amendments thereto) with respect to the Ordinary Shares, par value US$1.00 per share and American depositary shares, each representing one-half of one Ordinary Share, of Hutchison China MediTech Limited, a Cayman Islands company, and to the filing of this agreement as an exhibit thereto.  This agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

[Signature page to follow]

Signature Page

IN WITNESS WHEREOF, the undersigned hereby execute this agreement as of November 9, 2017.

HUTCHISON HEALTHCARE HOLDINGS LIMITED

By:	/s/ Simon To
Name:	Simon To
Title:	Authorized Signatory

HUTCHISON WHAMPOA (CHINA) LIMITED

By:	/s/ Simon To
Name:	Simon To
Title:	Authorized Signatory

CK HUTCHISON GLOBAL INVESTMENTS LIMITED

By:	/s/ Edith Shih
Name:	Edith Shih
Title:	Authorized Signatory

CK HUTCHISON HOLDINGS LIMITED

By:	/s/ Edith Shih
Name:	Edith Shih
Title:	Authorized Signatory